UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Congress Ave. Suite 510

Austin, TX 78701

(Address of principal executive offices, zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2006, ArthroCare Corporation (the “Company”) and Michael Baker entered into an employment agreement to be effective January 1, 2007 (the “Employment Agreement”). Mr. Baker will continue to serve as the Company’s Chief Executive Officer. The Employment Agreement will supersede that certain Employment Agreement effective January 1, 2003 between Mr. Baker and the Company (the “Prior Agreement”). The following is a brief description of the material terms and conditions of the Employment Agreement, including material differences from the Prior Agreement.

Pursuant to the terms of the Employment Agreement, Mr. Baker will be paid a base salary of $450,000 per year, which will be reviewed annually and may be increased by the Company’s Board of Directors or Compensation Committee (the “Base Salary”). Mr. Baker is also eligible for an annual performance-based bonus (the “Annual Bonus”) that will include cash (in an amount up to 75% of the Base Salary) and equity awards (having, with respect to stock options and stock appreciation rights, a Black-Scholes value and, with respect to restricted stock and restricted stock units, underlying shares with a fair market value on the date of grant of up to 25% of the Base Salary). The exact amount and composition of the Annual Bonus will be determined by the Board of Directors in consultation with Mr. Baker, based upon mutually agreed performance objectives, both personal and corporate. As compared to the Prior Agreement, Mr. Baker’s Base Salary was increased and his Annual Bonus is comprised of a potentially larger cash component.

If Mr. Baker’s employment is terminated involuntarily without cause within 24 months after a Change of Control (as defined in the Employment Agreement), and subject to Mr. Baker executing and not revoking a general mutual release of claims in a form acceptable to the Company, Mr. Baker shall receive certain severance benefits. Mr. Baker shall receive for 36 months following the date of such termination (the “Continuation Period”) an amount equal to the sum of (i) Mr. Baker’s current compensation that would otherwise have been payable during the Continuation Period if Mr. Baker’s service had not been terminated, plus (ii) an amount equal to the cash portion of Mr. Baker’s target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100% of budget or plan) multiplied by three. Such severance payments will be made periodically in the same amounts and at the same intervals as the payments of base salary were made immediately prior to termination of employment. In addition, during the Continuation Period, the Company shall continue to make available to Mr. Baker and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. Other than the requirement of executing a general mutual release of claims, the severance benefits described above are substantially the same as those that Mr. Baker was entitled to pursuant to the Prior Agreement.

Additionally, the vesting and exercisability of all of Mr. Baker’s outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on such equity awards automatically lapse as to 100% of the unvested shares subject thereto at the time of any Involuntary Termination without cause occurring within 24 months after a Change of Control. With regard to any stock options granted to Mr. Baker following January 1, 2003 and any other equity awards granted to Mr. Baker on or following the date of this Agreement, the exercisability of such stock options and equity awards following an Involuntary Termination of Mr. Baker’s employment within 24 months following a Change of Control shall be extended to a total of 12 months from the date of Mr. Baker’s termination. In order to comply with the regulations provided in Internal Revenue Code Section 409A, the Employment Agreement also provides that the exercisability any stock options granted to Mr. Baker on or prior to January 1, 2003 shall be extended to the later of (i) the 15th day of the third month following or (ii) December 31 of the year in which, in each case, the option or equity award would have otherwise expired following Mr. Baker’s termination.

If Mr. Baker’s employment with the Company is terminated involuntarily at any time prior to a Change of Control or after the 24-month period following a Change of Control, then, subject to his executing and not revoking a general release of claims against the Company, Mr. Baker shall be entitled to a lump sum payment equal to the sum of (i) his then current monthly compensation

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multiplied by 18 plus (ii) his base salary for the fiscal year in which the termination occurs. In addition, during the 18-month period the Company shall continue to make available to Mr. Baker and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company which were available to such individuals on the date of such termination of employment to the extent permitted by law and subject to the terms and conditions of the relevant plan or program. Other than the requirement of executing a general release of claims, the severance benefits described above are substantially the same as those that Mr. Baker was entitled to pursuant to the Prior Agreement.

On January 1, 2007, Mr. Baker shall receive a stock appreciation right over 100,000 shares of the Company’s common stock having an exercise price equal to the fair market value of such shares on the date of grant and subject to the terms of the Company’s Amended and Restated 2003 Incentive Stock Plan. Such stock appreciation right shall be vested with respect to 25,000 shares on January 1, 2007 and shall vest as to an additional 25,000 shares on each subsequent January 1 subject Mr. Baker’s continued employment through such date so that the stock appreciation right is vested as to 100% of the shares of Company common stock subject thereto on January 1, 2010.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Employment Agreement between ArthroCare Corporation and Michael Baker, dated as of September 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 6, 2006	/s/ Michael Gluk
Michael Gluk
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between ArthroCare Corporation and Michael Baker, dated as of September 1, 2006.

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